                                                                 Exhibit 10.69.2


                            FIRST AMENDMENT TO LEASE
                            ------------------------
          (]I.E.S. Electronics Industries U.S.A. , Inc., Parkway Point)


         THIS FIRST AMENDMSENT TO LEASE ("Amendment") is dated effective as of May1, 2000, by and between Principle Life Insurance Company, Iowa Corporation ("Lessor"), and I.E.S. Electronics Industries U.S.A., Inc., a Delaware corporation (Lessee).

                                    RECITALS:

         WHEREAS, Lessor and Lessee entered into that certain Commercial Lease Agreement dated September 24,1997 ("Lease"), pertaining to the premises currently comprised of a total of approximately 5,700 rentable square feet of space (`Original Leased Premises") located at 8250 Park Meadows Drive, Suite 110, Lone Tree, Colorado, in the building commonly referred to as Parkway Point ("Building"); and

         WHEREAS, Lessor and Lessee desire to enter into this Amendment to extend the term of the Leasee, expand the area of the Leased Premises, establish the terms of a right o offer and renew option, and provide for certain order matters as more fully set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agreed that the Lease shall be amended in accordance with the terms an conditions set forth below.

         1. Definitions

         (a) Generally. The capitalized terms used herein shall have the same definition as set forth in the Lease, unless otherwise defined herein.

         (b) Expansion Premises. The term "Expansion Premises" is hereby defined to be and to mean that certain space located on the first floor of the Building commonly referred to as Suite 100, consisting of approximately 3,200 rentable square feet of space, as outlined on Exhibit A attached hereto and incorporated herein by this reference.

         (c) Expansion Commencement Date. The term "Expansion Commencement Date" is hereby defined to be and to mean May 1, 2000.



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

         (d) Adjusted Leased Premises. The term "Adjusted Leased Premises" is hereby defined to be and to mean the Original Leased Premises and the Expansion Premises collectively. Effective as of the Expansion Commencement Date, the Adjusted Leased Premises shall be the Leased Premises, as defined in Section
1.02 of the Lease. The Adjusted Leased Premises consists of a collective total approximately 8,900 rentable square feet of space.

         (e) Expansion Term. The term "Expansion Term" is hereby defined to be and to mean that period of time commencing on the Expansion Commencement Date and expiring contemporaneously with the Lease on the Renewal Expiration Date.

         (f) Renewal Commencement Date. The term "Renewal Commencement Date" is hereby defined to be and to mean October 1, 2000.

         (g) Renewal Expiration Date. The Term "Renewal Expiration Date" is hereby defined to be and to mean September 30, 2005.

         (h) Renewal Term. The term "Renewal Term" is hereby defined to be and to mean that period of five (5) years commencing on the Renewal Commencement Dated and expiring on the Renewal Expiration Date.

         2. Renewal. The parties hereby acknowledge and agree that the initial term of the Lease expires on September 20, 2000. However, Lessor and Lessee desire to extend the term of the Lease on the terms and conditions set forth herein. Accordingly, subject to the terms and conditions set forth in this Amendment, the term of the Lease is hereby extended for the Renewal Term.

         3. Expansion of the Original Leased Premises. Effective on the Expansion Commencement Date, Lessor hereby leases to Lessee and Lessee herby leases from Lessor, on the terms and conditions set forth in the Lease and herein, the Expansion Premises. Lessee hereby accepts the Expansion Premises in its present "as is" condition.

         4. Monthly Base Rental. During the Expansion Term, Lessee shall pay to Lessor Base Rent for the Leased Premises in the total amount of approximately Five Hundred Thirty-Nine Thousand Six Hundred Thirty Three and 39/100ths Dollars ($539,633.39) payable in monthly installments as follows:



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
                                             EXPANSION PREMISES

               Dates                         Base rent for Period                Monthly Base Rental
               -----                         --------------------                -------------------
          5/1/00 - 9/30/00                        $13,333.35                          $2,666.67
         10/1/00 - 9/30/01                        $32,000.04                          $2,666.67
         10/1/01 - 9/30/02                        $34,400.00                          $2,866.67
         10/1/02 - 9/30/03                        $35,200.00                          $2,933.33
         10/1/03 - 9/30/04                        $39,200.00                          $3,266.67
         10/1/04 - 9/30/05                        $41,600.00                          $3,466.67

                                          ORIGINAL Leased Premises
               Dates                         Base rent for Period                Monthly Base Rental
               -----                         --------------------                -------------------
          5/1/00 - 9/30/00                        $19,000.00                          $3,800.00
         10/1/00 - 9/30/01                        $57,000.00                          $4,750.00
         10/1/01 - 9/30/02                        $61,275.00                          $5,106.25
         10/1/02 - 9/30/03                        $62,700.00                          $5,225.00
         10/1/03 - 9/30/04                        $69,825.00                          $5,818.75
         10/1/04 - 9/30/05                        $74,100.00                          $6,175.00


Except as otherwise expressly set forth herein, Base Rent shall be payable pursuant to the terms and conditions of the Lease.

         5. Lessee's Prorata Share. Beginning on the Expansion Commencement Date, Lessee's prorata share of operating expenses, as set forth in section 2.02 of the Lease, shall be increased from 6.31% to 9.865%.

         6. Lessee's Parking Spaces. The number of parking spaces, as set forth in Section 1 of Exhibit E of the Lease, shall be increased from eleven (11) to twenty (20) undesignated parking spaces on the Expansion Commencement Date.

         7. Improvements and Allowance. Lessor shall contribute to any improvements to the Leased Premises Lessee desires to make in accordance with the terms and conditions of the Lease, including without limitation, Article 6 thereof, in an amount equal to the lesser of Twenty-Two Thousand Two Hundred Fifty No/100ths Dollars ($22,250.00) or the actual cost of such improvements ("Allowance"). Lessor shall pay the Allowance, or applicable Lien waivers, as built drawings, paid invoices, certificates of occupancy and such other evidence as Lessor may reasonably require. Lessee shall not make more than one request for any portion of the Allowance during any thirty (30) day period. Any such requests for the Allowance must be given to Lessor in writing prior to October 1, 2002.

         8. Lessee's Right of Offer for Expansion Space

         (a) Expansion Space. The term "Offer Space" is hereby defined to mean that space contiguous to the Leased Premises containing approximately 10,275 rentable square feet commonly referred to as Suite 150 and as depicted on Exhibit B, attached hereto and incorporated herein by this reference. If at any time during the initial three (3) years of the Expansion Term, Lessor desires to accept an offer to lease all or any portion of the Offer Space, Lessor shall give Lessee prior written notice ("Offer Space Notice") of such event. Within five (5) business days after the date the Office Space Notice is given to Lessee, the time of giving of such notice to be of the essence of this Section, Lessee shall give Lessor written notice ("Offer Acceptance Notice") of its election to lease the entire Office Space.

         (b) Amendment After receipt of any such Offer Acceptance Notice, Lessor and Lessee shall enter into an amendment to the Lease acceptable to Lessor and Lessee to provide that from and after the offer space Commencement Date (as defined below), the Lease shall be deemed modified as follows:

         (1) The term "Leased Premises" shall be deemed to include the Offer Space.

         (2) Base Rent payable for the Offer Space shall be equal to the prevailing Market Rental Rate, as calculated in accordance with Subsections (c) and (d) below, but in not event less than the Monthly Base Rent in effect from time-to-time applicable to the Leased Premises on per-square foot basis;

         (3)      Lessee's prorata share of operating expenses as set forth in
                  Section 2.02 of the Lease, shall be amended to reflect the increase in the area of the Leased Premises, as reasonably calculated by the Lessor;

         (4)      Lessee shall accept the Offer Space "as is"; and

         (5) The Offer Space Commencement Date shall be thirtieth (30th) day following Lesor's receipt of Offer Acceptance Notice.

Except as set forth above, the terms and conditions of the Lease as they apply to the Leased Premises shall govern Lessee's lease of the Offer Space.

         (c) Broker Determination. No later than five (5) business days following Lessor's receipt of the Offer Acceptance Notice, Lessor and Lessee shall meet in an effort to negotiate, in good faith, the market Rental Rate applicable to the offer Space as of the date of the Offer Acceptance Notice. If Lessor and Lessee have not agreed upon the Market Rental Rate applicable to the Leased Premises within such five (5) day period, then Lessor and Lessee shall attempt to agree in good faith, upon a single broker not later than ten (10) days following Lessor's receipt of the offer Acceptance Notice who shall determine the market Rental Rate for the Offer Space. If Lessor and lessee are unable to agree upon a single broker within such time period, then Lessor and Lessee shall each appoint one broker not later than fifteen (15) days following Lessor's receipt of the Offer Acceptance Notice. Not later than twenty (20) days following Lessor's receipt of the Offer Acceptance Notice the two appointed brokers shall appoint a third broker. If either Lessor or Lessee fails to appoint a broker within the prescribed time period, the single broker appointed shall determine the Market rental Rate. If both parties fail to appoint brokers with the prescribed time periods, then the first broker thereafter selected by a party shall determine the Market Rental Rate. Otherwise, the Market Rental Rate shall be the arithmetic average of two (2) of the three (3) determinations which are the closest in amount, and the third determination shall be disregarded. Lessor and Lessee shall instruct the brokers to complete their determination of the Market Rental Rate not later than thirty (30) days following Lessor's receipt of the Offer Acceptance Notice. Each party shall bear the costs of its own broker, and the parties shall share equally the cost of the single or third broker if applicable. Each broker shall have at least five (5) year's experience in the leasing of commercial office buildings in the submarket in which the Building is located and shall be a licensed real estate broker.


         (d) Market Rental Rate For the purposes of this Section 8 only, the term "Market Rental Rate" per square foot of area shall mean the annual rate of Monthly Base Rent reasonably determined to be the prevailing market rental rate in the submarket in which the Building is located for comparable office space for terms commencing on or about the Offer Space Commencement Date and shall take into its consideration (i) the duration of the term for which such space is being leased, (ii) location within the applicable building, (iii) when the applicable first rate becomes effective, (iv) other concessions customarily given to other tenants including, without limitation, rent abatement and tenant improvement allowances, but assuming the leasing of the space is "as is" on the Offer Space Commencement Date, and (v) other comparable factors. Bona Fide written offers to lease comparable space in the Building received by lessor from third parities (at arm's length) and consummated between Lessor and such third party within six (6) months prior to the date of the Offer Acceptance Notice may be used by Lessor or Lessee as an indication of the Market Rental Rate. The components of the market Rental Rate may include, among other items, the components of rent, periodic adjustments or additions to a fixed Monthly Base Rent upon a share of real estate taxes and other expenses and increases to adjust for inflation then customary in the submarket in which the Building is located.

         (e) Failure to Exercise. In the event that Lessee fails to exercise its right as aforesaid within five (5) business days of the date of the Offer Space Notice is given to Lessee or, in the event Lessee shall have exercised its right and Lessee shall not have executed an amendment of the ease as aforesaid within five (5) business days from the date of the Lessee is given such an Amendment, Lessee shall be deemed to have waived its right under this Section with respect to the Offer Space.

         (f) Subordination Lessee's right to offer granted hereunder shall be subordinate to any and all existing rights or interests conferred to other tenants for all any portion of the offer Space, as contained in any lease, or otherwise, in effect on the date of execution of the Lease including without limitation, (i) options or right regarding renal, extensions or expansion, (ii) subleases and (iii) assignments.

         (g) Not Transferable. Lessee acknowledges and agrees that any right of offer granted herein shall be deemed personal to Lessee subleases, assigns or otherwise transfers any interests under the Lease prior to the exercise of any right to offer granted under this Section, such right shall lapse and be of no other force or effect.

         (h) No Default. Lessee may exercise its right under this Section, and such an exercise shall be effective, only if at the time of Offer Acceptance Notice and on the Offer Space Commencement Date (i) the Lease is in full force and effect, (ii) Lessee is not in default of any applicable notice or the passage of time, would constitute such a default.

         9. Extension Option. Any and all other rights under this Section, and such an exercise shall be effective, only if at the time of Offer Acceptance Notice and on the Offer Space Commencement Date (i) the Lease is in full force and effect, (ii) Lessee is not in default of any term or condition of the Lease, and (iii) no event has occurred, which, which, with the giving of any applicable notice or the passage of time, would constitute such a default.

         (a) Extension Option. Subject to the provisions hereinafter set forth, Lessor hereby grants to Lessee an option ("Extension Option") to extend the Renewal Term on the same terms, conditions and provisions as contained herein, except as otherwise provided below, for one (1) additional period of five

(5) years ("Extension Term"), which Extension Term shall commence on October 1, 2005 ("Extension Commencement Date") and end on September 30, 2010 ("Extension Expiration Date")

         (b) Extension Notice. The Extension Option shall be exercisable by written notice ("Extension Notice") from Lessee to Lessor of Lessee's election to exercise the Extension Option, which Extension Notice must be given no earlier than October 1, 2004 nor later than December 31, 2004. If Lessee fails to deliver to Lessor the Extension Notice within the prescribed time period, the Extension Option shall lapse and be forever waived.

         (c) Base Rent During the Extension Term. Base Rent for the Leased Premises payable during the Extension Term shall be equal to the prevailing Market Rental Rate, as hereinafter defined, but in no event less than the Monthly Base Rent in effect immediately prior to the Extension Commencement Date.

         (d) Broker Determination. No later than ten (ten) days following Lessor's receipt of the Extension Notice, Lessor and Lessee shall meet in an effort to negotiate, in good faith, the Market Rental Rate applicable to the Leased Premises. If Lessor and Lessee have not agreed upon the Market Rental Rate applicable to the Leased Premises within such (10) day period, then Lessor and Lessee shall attempt to agree, in good faith, upon a single broker, not later than fifteen (15) days following Lessor's receipt of the Extension Notice who shall determine the Market Rental Rate for the Leased Premises. If Lessor and lessee are unable to agree upon a single broker within such a time period, then Lessor and Lessee shall each appoint one broker not later than twenty (20) days following Lessor's receipt of the Extension Notice. Not later than twenty-five (25) days following Lessor's receipt of the Extension Notice, the two appointed brokers shall appoint a third broker. If either Lessor or Lessee fails to appoint a broker within the prescribed time period, the single broker shall determine the Market Rental Rate. If both parties fail to appoint brokers with the prescribed time periods, then the first broker thereafter selected by a party shall determine the Market Rental Rate. If a single is chosen, then such broker shall determine the market Rental Rate applicable to the Leased Premises. Otherwise, the Market Rental Rate shall be the arithmetic average of two (2) of the three (3) determinations which are the closest in amount, and the third determination shall be disregarded. Lessor and Lessee shall instruct the brokers to complete their determination of the Market Rental Rate not later than forty
(40) days following Lessor's receipt of the Extension Notice. Each party shall bear the costs of its own broker, and the parties shall share equally the cost of the single or third broker if applicable. Each broker shall have at least five (5) years' experience in the leasing of commercial office buildings in the submarket in which the Buildings is located and shall be a licensed real estate broker.

         (e) Market Rental Rate. For the purposes of this sections only, the term "Market Rental Rate" per square foot of area shall mean the annual rate Monthly Base Rent reasonably determined to be the prevailing market rental rate in the submarket in which the Building is located as determined by Lessor, for comparable office space for terms commencing on or about the Extension Commencement Date and Shall take into its consideration (i) the duration of the term for which such space is being leased, (ii) location within the applicable building (iii) when the applicable rate first becomes effective, (iv) other concessions customarily given to other tenants including, without limitation, rent abatement and tenant improvement allowances, but assuming the leasing of the space "as is" on the Extension Commencement Date, and (v) other comparable factors. Bona fide written offers to lease comparable space in the Building received by Lessor from third parties (at arms's length) and consummated between Lessor and such third parties within six (6) months prior to the date of the Extension Notice may be used by Lessor or Lessee as an indication of the Market Rental Rate. The components of the Market Rental Rate may include, among other items, the components of rent, periodic adjustments or additions to a fixed Monthly Base Rent based upon a share of real estate taxes and other expenses and increases to adjust for inflation then customary in the applicable submarket.

         (f) Amendment to Lease. If Lessee validly exercised the Extension Option, Lessor and Lessee shall enter into a written amendment to the Lease confirming the terms, conditions and provisions applicable to the Extension Term, as determined in accordance herewith, with such revisions to the rental provisions as may be necessary to conform such provisions to the Market Rental Rate.

         (g) No Default. Lessee may exercise the Extension Option, and an exercise thereof shall be effective only if at the time of Lessee's exercise of the Extension Option and on the Extension Commencement Date (i) the Lease is in full force and effect, (ii) Lessee is not in default of any term or condition of the Lease and (iii) no event has occurred which, with the giving of any applicable notice or passage of time, would constitute such a default.

         (h) Not Transferable. Lessee acknowledges and agrees that the Extension Option shall be deemed to be personal to Lessee and if Lessee subleases, assigns or otherwise transfers any interest hereunder prior to the exercise of the extension Option, such option shall lapse.



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

         (i) No Commission Paid. Lessee hereby acknowledges and agrees that that Lessor shall have no liability to Lessee and/or any broker acting by, through or under Lessee for any brokerage commission or fee relating t the Extension Option.

         10. Brokers. Lessee hereby represents and warrants to Lessor that Lessee has not dealt with any real estate brokers or leasing agents, except Trammwell Crow of Denver, Inc. (`Broker"), in the negotiations of this Amendment, and that no commissions are now payable to any party claiming through Lessee as a result of the consummation of the transaction contemplated by this Amendment, except to broker, if applicable. Lessee hereby agrees to indemnify and hold Lessor harmless from any and all loss, costs, damages or expenses, including, without limitation, all attorney's fees and disbursements by reason of any claim of or liability to any other broker, agent, entity, or person claiming through Lessee (other than Broker) and arising out of or in connection with the negotiation and execution of this Amendment.

         11. Incorporation of Lease Terms. With the exception of those matters set forth in this Amendment, Lessee's leasing of the Leased Premises shall be subject to all terms, covenants and conditions of the Lease. In the event of any express conflict or inconsistency between the terms of this agreement and the terms of the Lease, the terms of this Amendment shall control and govern.

         12. Relocating. Except as expressly modified by this Amendment, all other terms and conditions of the Lease are hereby ratified and affirmed.

         13. Validity of Lease. The parities acknowledge that the Lease is a valid and enforceable agreement and that Lessee holds no claims against Lessor or its agents which might serve as the basis of any other set-off against accruing rent and other charges or any other remedy at law or equity.

                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, this First Amendment to Lease is dated effective as of the date and year first above written.

----------------------------------------------------- ---------------------------------------------------
Lessor:                                               Lessee:
----------------------------------------------------- ---------------------------------------------------
PRINCIPAL LIFE INSURANCE COMPANY                      I.E.S.  ELECTRONICS INDUSTRIES
                                                      U.S.A., INC., a Delaware corporation
----------------------------------------------------- ---------------------------------------------------
An Iowa Corporation
----------------------------------------------------- ---------------------------------------------------


         By: Principal Capital Management, LLC
             A Delaware limited company
             Its authorized signatory




By: _____________________________________       By: ____________________________
Name: Doug Mintzle                              Name: David Sitz
      -----------------------------------             --------------------------
Its: Director                                   Its:
     ------------------------------------             --------------------------


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

                                    Exhibit A
                              (Expansion Premises)

                            8250 E Park Meadows Drive
                            Suite 100-110
                            8,8900 sq ft

                             [Graphic image omitted]



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                                    Exhibit B
                                  (Offer Space)

                            8250 E Park Meadows Drive
                            Suite 100-110
                            8,8900 sq ft

                             [Graphic image omitted]



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